UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

2022 Private Placement

On November 18, 2022, Venus Concept, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain investors named therein (collectively, the “Investors”), pursuant to which the Company will issue and sell to the Investors an aggregate of 1,750,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 3,185,000 shares of voting convertible preferred stock, par value $0.0001 per share (“Voting Preferred Stock”) (the “2022 Private Placement”). The Voting Preferred Stock will convert into shares of Common Stock on a one for ten basis (i) at the option of an Investor upon delivery of a valid conversion notice to the Company or (ii) at the option of the Company within 30 days following the occurrence of certain events. The Voting Preferred Stock votes with the Common Stock on an as-converted basis. The terms of the Voting Preferred Stock are further described below under Item 5.03 of this Current Report on Form 8‑K.

The gross proceeds to the Company from the 2022 Private Placement are expected to be $6.72 million, before offering expenses. Proceeds from the 2022 Private Placement will be used to for general working capital purposes.

The Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities issued by the Company under the Stock Purchase Agreement and to be issued upon conversion of the shares of Voting Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the U.S. Securities and Exchange Commission (the “SEC”), and on similar exemptions under applicable state laws.

Under the terms of the Stock Purchase Agreement, the Company and the Investors entered into an amendment and restatement to the Registration Rights Agreement, dated December 15, 2021 (as so amended and restated, the “A&R Registration Rights Agreement”), previously executed in connection with the Company’s December 15, 2021 private placement of Common Stock and nonvoting convertible preferred stock, par value $0.0001 per share (the “Nonvoting Preferred Stock”). Pursuant to the A&R Registration Rights Agreement, the Company is required, among other things, to file a shelf registration statement with respect to the shares of Common Stock to be issued to the Investors in the 2022 Private Placement and the shares of Common Stock issuable upon conversion of the Voting Preferred Stock with the SEC within 30 days following the closing of the 2022 Private Placement. The A&R Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Stock Purchase Agreement and the A&R Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and the A&R Registration Rights Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year.

Voting Preferred Certificate of Designations

On November 17, 2022, the Company filed a Certificate of Designations of Voting Convertible Preferred Stock of Venus Concept Inc. with the Secretary of State of the State of Delaware (the “Voting Preferred Certificate of Designations”), thereby creating a new series of preferred stock of the Company designated as “Voting Convertible Preferred Stock.” The Voting Preferred Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

The Voting Preferred Certificate of Designations authorizes the issuance of up to 4,100,000 shares of Voting Preferred Stock. The Voting Preferred Stock will convert into shares of Common Stock on a one for ten basis (i) at the option of an Investor upon delivery of a valid conversion notice to the Company or (ii) at the option of the Company within 30 days following the earlier to occur of (a) the date on which the volume-weighted average price of the Common Stock has been greater than or equal to $1.25 for 30 consecutive trading days and (b) the date on which the Company has reported two consecutive fiscal quarters of positive cash flow.

Each share of Voting Preferred Stock carries a liquidation preference, senior to the Common Stock and Nonvoting Preferred Stock, in an amount equal to the greater of (a) $2.00 (being the issuance price) and (b) the amount that would be distributed in respect of such share of Voting Preferred Stock if it were converted into Common Stock and participated in such liquidating distribution with the other shares of Common Stock. Each share of Voting Preferred Stock is entitled to participate in dividends and other non-liquidating distributions (if , as and when declared by the Board of Directors of the Company) on an as-converted basis, pari passu with the Common Stock and Nonvoting Preferred Stock.

The Voting Preferred Stock votes with the Common Stock on an as-converted basis. Further, as long as any shares of Voting Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Voting Preferred Stock, (a) increase the authorized number of shares of Voting Preferred Stock; (b) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the Voting Preferred Stock designated hereunder; (c) amend the Certificate of Incorporation or By-laws of the Company, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the holders; or (d) amend or waive any provision of the Voting Preferred Certificate of Designations applicable to the holders or the Voting Preferred.

The foregoing description of the Voting Preferred Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Preferred Certificate of Designations, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Nonvoting Preferred Certificate of Designations

On November 17, 2022, the Company filed a Certificate of Amendment to Certificate of Designations of Nonvoting Convertible Preferred Stock of Venus Concept Inc. with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), thereby amending the Certificate of Designations, filed with the Secretary of State of the State of Delaware on December 14, 2021 (the “Nonvoting Preferred Certificate of Designations”), which created a series of preferred stock of the Company designated as “Nonvoting Convertible Preferred Stock.” The Certificate of Amendment became effective with the Secretary of State of the State of Delaware upon filing.

The Certificate of Amendment eliminates the provision in the Nonvoting Preferred Certificate of Designations which provided that the Company is not permitted to issue any shares of Common Stock upon conversion of the Nonvoting Preferred Stock to the extent that the issuance of such shares of Common Stock would result in the Holder exceeding 9.99% of the Company’s then-outstanding shares of Common Stock.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 18, 2022, the Company issued a press release regarding the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Voting Convertible Preferred Stock.
3.2	Certificate of Amendment to Certificate of Designations of Nonvoting Convertible Preferred Stock.
10.1	Stock Purchase Agreement, dated November 18, 2022, by and among Venus Concept Inc., and certain investors listed therein.
10.2	Amended and Restated Registration Rights Agreement, dated November 18, 2022, by and between Venus Concept Inc. and certain investors listed therein.
99.1	Press release dated November 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: November 18, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer